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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 33-7361, 33-26826, 33-37561, 33-50268,
33-65700 and 33-75618) and on Form S-3 (File Nos. 33-33376 and 33-27008) and in
the related Prospectus of our report dated July 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Biomet, Inc. and subsidiaries as of May 31, 1994 and 1993, and for each of the three years in the period ended May 31, 1994, which report is included in this Annual Report on Form 10-K.


                                              COOPERS & LYBRAND L.L.P.

South Bend, Indiana
August 9, 1994